As filed with the U.S. Securities and Exchange Commission on June 9, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HEXCEL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-1109521
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut 06901

(Address of Principal Executive Offices) (Zip Code)

HEXCEL CORPORATION 2016 EMPLOYEE STOCK PURCHASE PLAN (AS AMENDED AND
RESTATED EFFECTIVE FEBRUARY 3, 2021)

(Full Title of the Plan)

Gail E. Lehman
Executive Vice President, General Counsel and Secretary
Hexcel Corporation
Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut 06901
(203) 969-0666

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	300,000	$60.16	$18,048,000	$1,969.04

(1)	This registration statement (this “Registration Statement”) covers shares of common stock, par value $0.01 per share (the “Common Stock”), of Hexcel Corporation (the “Registrant”) that may be offered or sold from time to time pursuant to the Hexcel Corporation 2016 Employee Stock Purchase Plan (as amended and restated effective February 3, 2021) (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices of the Common Stock as reported by the New York Stock Exchange on June 4, 2021.

EXPLANATORY NOTE

This Registration Statement is being filed by the Registrant to register an additional 300,000 shares of its Common Stock issuable to eligible participants under the Plan, which Common Stock is in addition to the 277,789 shares of Common Stock registered on the Registrant’s Form S-8 filed with the U.S. Securities and Exchange Commission (the “Commission”) on June 10, 2016 (File No. 333-211953) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding the registration of additional securities. Accordingly, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except to the extent supplemented, amended and superseded by the information set forth herein.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission, are incorporated by reference in this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”).

(2)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021.

(3)	The Registrant’s Current Reports on Form 8-K filed on January 25, 2021, January 28, 2021, April 19, 2021 and May 11, 2021 (except, in each case, any information, including exhibits, furnished to the Commission pursuant to Items 2.02 and 7.01 of Form 8-K).

(4)	The portions of the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on March 25, 2021, relating to the Registrant’s 2021 Annual Meeting of Stockholders, incorporated by reference in the Annual Report.

(5)	The description of the Common Stock contained in Exhibit 4.6 to the Annual Report, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and are a part hereof from the date of filing of such documents, except for the documents, or portions thereof, that are “furnished” (e.g., the portions of those documents set forth under Items 2.02 or 7.01 of Form 8-K or other information “furnished” to the Commission) rather than filed with the Commission. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 1 to the Registrant’s Registration Statement on Form 8-A dated July 9, 1996).

4.2	Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002, filed on March 31, 2003).

4.3	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K, filed on September 23, 2014).

5.1	Opinion of Gail E. Lehman, Executive Vice President, General Counsel and Secretary of Hexcel Corporation, as to the legality of the securities being registered.*

23.1	Consent of Ernst & Young LLP.*

23.2	Consent of Gail E. Lehman (included in Exhibit 5.1).*

24.1	Power of Attorney (included on the signature page of this Registration Statement).*

99.1	Hexcel Corporation 2016 Employee Stock Purchase Plan (as amended and restated effective February 3, 2021).*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on June 9, 2021.

HEXCEL CORPORATION

By:	/s/ Patrick J. Winterlich
Patrick J. Winterlich
Executive Vice President and Chief Financial Officer

KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Patrick J. Winterlich and Gail E. Lehman, individually, his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nick L. Stanage Nick L. Stanage	Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)	June 9, 2021

/s/ Patrick J. Winterlich Patrick J. Winterlich	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 9, 2021

/s/ Amy S. Evans Amy S. Evans	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	June 9, 2021

/s/ Jeffrey C. Campbell Jeffrey C. Campbell	Director	June 9, 2021

/s/ Cynthia M. Egnotovich Cynthia M. Egnotovich	Director	June 9, 2021

/s/ Thomas A. Gendron Thomas A. Gendron	Director	June 9, 2021

/s/ Dr. Jeffrey A. Graves Dr. Jeffrey A. Graves	Director	June 9, 2021

/s/ Guy C. Hachey Guy C. Hachey	Director	June 9, 2021

/s/ Dr. Marilyn L. Minus Dr. Marilyn L. Minus	Director	June 9, 2021

/s/ Catherine A. Suever Catherine A. Suever	Director	June 9, 2021